FOR IMMEDIATE RELEASE

Alimera Sciences Reports Third Quarter 2023 Results

•	Net Revenue up 72% to $23.4 Million vs. Q3 2022
•	Net Loss Decreased by 74% to $1.4 Million vs. Q3 2022
•	Adjusted EBITDA of $5.4 Million in Q3 2023
•	Successful Integration of YUTIQ into the U.S. Segment

ATLANTA, October 26, 2023 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians, and partners concerned with retinal health and maintaining better vision longer, today announced financial results for the third quarter of 2023. Alimera will host a conference call today at 9:00 a.m. EDT to discuss these results.

“We are pleased to announce record net revenue of $23.4 million, a significant decrease in our net loss and record Adjusted EBITDA in our first full quarter selling both ILUVIEN and YUTIQ,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “We believe we are already seeing an impact of the expanded sales team selling both ILUVIEN and YUTIQ and are on track to deliver over $100 million in net revenue and more than $20 million in Adjusted EBITDA in 2024.  We are excited by the opportunities for sustained sales growth of both YUTIQ and ILUVIEN and we are actively evaluating indication expansion opportunities to broaden the number of patients that either long-acting steroid implant can help treat. We expect to share more on these possibilities in the coming months.”

Key Third Quarter Highlights

•	Net revenue of $23.4 million up 72% vs. third quarter of 2022
•	Net loss decreased by 74% to $1.4 million vs. third quarter of 2022
•	Positive adjusted EBITDA of $5.4 million vs. adjusted EBITDA loss of $(2.5) million in third quarter of 2022
•	Global end user demand up 7% vs. third quarter of 2022
o	U.S. end user demand up 13.6%
o	International direct market end user demand up 20.4%
•	Expanded the U.S. sales force from 29 to 35 Retina Account Managers

Clinical Updates

Alimera’s overenrolled NEW DAY Study evaluating ILUVIEN’s utility as baseline therapy head-to-head versus the leading anti-VEGF in the treatment of diabetic macular edema has completed enrollment with 306 patients and remains on track with top-line data anticipated in the first quarter of 2025.

Alimera is actively enrolling patients in the SYNCHRONICITY Study, a prospective, open-label clinical study evaluating the safety and efficacy of YUTIQ for the treatment of chronic, non-infectious uveitis affecting the posterior segment and related intraocular inflammation. This is a two-year follow-up study with an interim top-line six-month efficacy readout anticipated in the third quarter of 2024.

Alimera has completed enrollment in the CALM Study with 240 eyes.  The CALM Study is a registry study conducted in collaboration with the Cleveland Clinic collecting real world data to better understand the variety of conditions treated with YUTIQ for non-infectious uveitis affecting the posterior segment. Alimera plans to present efficacy outcome data on individual and combined patient cohorts during medical conferences in 2024.

Alimera is working with the Jaeb Center for Health Research Foundation Inc. acting on behalf of the DRCR Retina Network to provide ILUVIEN and support Protocol AL. Protocol AL is a randomized clinical trial evaluating intravitreal Faricimab (6.0 mg) injections or Fluocinolone Acetonide (0.19 mg) intravitreal implants versus observation in the prevention of visual acuity loss due to radiation retinopathy following plaque brachytherapy.

Third Quarter 2023 Financial Results

Revenue

Net revenue was up 72% to approximately $23.4 million for Q3 2023 compared to $13.6 million for Q3 2022 driven by the addition of YUTIQ in the U.S. segment and continuing growth of ILUVIEN sales in the quarter.

U.S. net revenue increased 103% to approximately $18.1 million for Q3 2023 compared to U.S. product revenue of $8.9 million for Q3 2022. U.S end user demand for ILUVIEN in Q3 2023 was 1,145 units, up 8% compared to Q3 2022.  YUTIQ end user demand was 1,046 units in the third quarter, up 20% compared to Q3 2022.  Going forward, Alimera intends to report end-user demand on a consolidated basis.

International net revenue increased 13% to approximately $5.3 million for Q3 2023, compared to approximately $4.7 million for Q3 2022.  Growth was driven primarily by a significant increase in end user demand in our direct markets of 20.4% compared to Q3 2022. International segment end user demand overall was down 2% to 1,265 units compared to 1,292 units in Q3 2022 as Alimera’s distributor partners rationed sales during the quarter because of deferred shipments to these partners in 2023.

Operating Expenses

Total operating expenses were approximately $18.8 million for Q3 2023, compared to approximately $15.0 million for Q3 2022. The increase was primarily attributable to the increased operating costs associated with the addition of YUTIQ in the U.S. segment and depreciation and amortization associated with the assets acquired.

Cash and Cash Equivalents

As of September 30, 2023, Alimera had cash and cash equivalents of approximately $8.3 million, compared to $18.8 million on June 30, 2023. Cash utilization during the quarter was primarily a result of the working capital investments required to support the addition of YUTIQ to Alimera. The Company expects to generate positive cash flow in the fourth quarter of 2023 and in 2024.

ALIM Call Details - Q3 2023 Financial Results Conference Call

Conference Call to Be Held October 26, 2023

A live conference call will be hosted today October 26, at 9:00 a.m. EDT by Rick Eiswirth, president and chief executive officer, and Russell Skibsted, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday October 26, 9;00 a.m. EDT
Conference dial-in: 844-839-2190

International dial-in: 412-317-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Third Quarter 2023 Earnings and Business Update

Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to: https://dpregister.com/sreg/10183110/fa99503540

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website.

Live Webcast URL:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=8U00zjTj

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 4883323

End Date: November 9, 2023

Webcast Replay End Date: January 26, 2024

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA as defined below, which is a non-GAAP financial measure. Alimera uses this measure to supplement the financial information presented on a GAAP basis. Alimera believes that excluding certain items from its GAAP financial results allows management to better understand its ongoing operations and analyze its financial performance from period to period and provides meaningful supplemental information to its investors.

Alimera defines “Adjusted EBITDA” as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt, preferred stock dividends, severance expenses, change in fair value of common stock warrants and change in fair value of warrant asset. Alimera believes that Adjusted EBITDA, when taken together with its most directly comparable GAAP financial measure, provides meaningful supplemental information to its investors regarding its performance by excluding certain items that may not be indicative of its business, results of operations, or outlook. Accordingly, Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022, together with a reconciliation to GAAP net income or loss, its most directly comparable GAAP financial measure, has been presented in the table entitled “Reconciliation of GAAP Loss to Non-GAAP Adjusted EBITDA.”

Alimera has relied upon the exception in item 10I(1)(i)(B) of Regulation S-K and has not reconciled forward-looking Adjusted EBITDA to its corresponding GAAP financial measure because Alimera cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within Alimera’s control, or others that may arise, without unreasonable effort. For these reasons, Alimera is unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss.

This non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies, including companies in Alimera’s industry, because not all companies calculate Adjusted EBITDA in an identical manner or may use other financial measures to evaluate their performance. Therefore, this non-GAAP financial measure may be limited in its usefulness for comparison between companies.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation from or as a substitute for other financial performance measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, this non-GAAP financial measure is subject to inherent limitations because it reflects the exercise of judgments by management. Investors are encouraged not to rely on any single financial measure to evaluate Alimera’s business.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, Alimera’s expectations with respect to its business strategy, future operations, future financial position, outlook and guidance, timeline for achieving positive cash flow, Alimera’s prospects, plans and objectives, and timing and outcome of its clinical trials. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert, or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s most recently filed Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

The expected financial results discussed in this press release are preliminary and unaudited and represent the most current information available to Alimera’s management, as financial closing procedures for the three and nine months ended September 30, 2023 are not yet complete. These estimates are not a comprehensive statement of Alimera’s financial results for the third quarter, and actual results may differ materially from these estimates as a result of the completion of quarter-end financial reporting process and the subsequent occurrence or identification of events prior to the formal issuance of the unaudited financial statements for the three and nine months ended September 30, 2023.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For investor inquiries:                                         For media inquiries:

Scott Gordon                                                          Jules Abraham

for Alimera Sciences                                              for Alimera Sciences
scottg@coreir.com                                                 julesa@coreir.com

ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(unaudited)
	(In thousands, except share and per share data)
CURRENT ASSETS:
Cash and cash equivalents	$8,285	$5,274
Restricted cash	31	30
Accounts receivable, net	33,943	19,612
Prepaid expenses and other current assets	4,383	2,892
Inventory	1,760	1,605
Total current assets	48,402	29,413
NON-CURRENT ASSETS:
Property and equipment, net	2,442	2,525
Right of use assets, net	1,176	1,395
Intangible assets, net	101,975	8,957
Deferred tax asset	127	129
Warrant asset	70	183
TOTAL ASSETS	$154,192	$42,602
CURRENT LIABILITIES:
Accounts payable	$6,205	$10,088
Accrued expenses	6,010	3,998
Accrued milestone payment	5,313	—
Notes payable	—	25,313
Finance lease obligations	193	333
Total current liabilities	17,721	39,732
NON-CURRENT LIABILITIES:
Notes payable, net of discount	64,222	18,683
Accrued licensor payments	17,537	—
Other non-current liabilities	5,872	4,995
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock:
Series A Convertible Preferred Stock	—	19,227
Common stock	524	70
Common stock warrants	4,396	—
Additional paid-in capital	461,622	378,238
Accumulated deficit	(414,708)	(415,388)
Accumulated other comprehensive loss	(2,994)	(2,955)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	48,840	(20,808)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$154,192	$42,602

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands, except share and per share data)
	(unaudited)
REVENUE:
REVENUE, NET	$23,364	$13,598	$54,448	$40,100
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,758)	(2,006)	(7,211)	(5,852)
GROSS PROFIT	20,606	11,592	47,237	34,248
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,045	4,483	11,857	11,998
GENERAL AND ADMINISTRATIVE EXPENSES	3,607	3,352	12,151	9,537
SALES AND MARKETING EXPENSES	7,940	6,504	20,178	20,222
DEPRECIATION AND AMORTIZATION	3,160	664	5,707	2,023
OPERATING EXPENSES	18,752	15,003	49,893	43,780
INCOME (LOSS) FROM OPERATIONS	1,854	(3,411)	(2,656)	(9,532)
INTEREST EXPENSE AND OTHER	(2,070)	(1,500)	(5,431)	(4,247)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(138)	(67)	(158)	79
LOSS ON EXTINGUISHMENT OF DEBT	—	—	(1,079)	—
CHANGE IN FAIR VALUE OF WARRANT ASSET	(22)	(267)	(113)	(598)
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	(925)	—	(6,836)	—
NET LOSS BEFORE TAXES	(1,301)	(5,245)	(16,273)	(14,298)
INCOME TAX PROVISION	(53)	(12)	(78)	(29)
NET LOSS	(1,354)	(5,257)	(16,351)	(14,327)
PREFERRED STOCK DIVIDENDS	(576)	—	(1,259)	—
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(1,930)	$(5,257)	$(17,610)	$(14,327)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and Diluted	$(0.06)	$(0.75)	$(1.11)	$(2.05)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and Diluted	32,106,014	6,996,575	15,835,807	6,995,695

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)
GAAP NET LOSS	$(1,354)	$(5,257)	$(16,351)	$(14,327)
Adjustments to net loss:
Interest expense and other	2,070	1,500	5,431	4,247
Provision for taxes	53	12	78	29
Depreciation and amortization	3,160	664	5,707	2,023
Stock-based compensation expenses	404	143	630	723
Unrealized foreign currency exchange losses (gains)	138	67	158	(79)
Loss on extinguishment of debt	—	—	1,079	—
Change in fair value of common stock warrants	925	—	6,836	—
Change in fair value of warrant asset	22	267	113	598
Severance expenses	—	110	—	147
NON-GAAP ADJUSTED EBITDA	$5,418	$(2,494)	$3,681	$(6,639)